As filed with the Securities and Exchange Commission on March 6, 2003





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A



                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                     INTERNATIONAL LEASE FINANCE CORPORATION
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)




                California                                22-3059110
----------------------------------------     ---------------------------------
(State of incorporation or organization)     (I.R.S. EmployerIdentification No.)

  1999 Avenue of the Stars, 39th Floor,
  Los Angeles, California                              90067
-----------------------------------------   -----------------------------------
(Address of Principal Executive Offices)             (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this
form relates :   333-73468

Securities to be registered pursuant to Section 12(b) of the Act

   Title of Each Class                        Name of Each Exchange on Which
   to be so Registered                        Each Class is to be Registered

6.375% Notes due March 15, 2009                  New York Stock Exchange
--------------------------------          --------------------------------------

--------------------------------          --------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:


                                   None
--------------------------------------------------------------------------------

                             (Title of class)

             INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The securities to be registered hereunder are $750,000,000 aggregate principal amount of 6.375% Notes due March 15, 2009 (the "Notes"). Incorporated herein by reference is the description of the Notes contained in the Prospectus dated January 28, 2002 and the Prospectus Supplement thereto dated March 1, 2002, both as filed on March 5, 2002 with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933 in connection with Registration Statement No. 333-73468.

ITEM 2.  EXHIBITS.

The following exhibits are filed as part of this report:

Exhibit
Numbers     Description of Document
-------     -----------------------

1. Indenture, dated as of November 1, 2000, between the Registrant and The Bank of New York, as Trustee (filed as Exhibit 4 to Amendment No. 2 to the Registrant's Registration Statement No. 333-49566 and incorporated herein by reference).

2. First Supplemental Indenture, dated as of August 16, 2002, between the Registrant and The Bank of New York, as Trustee (field as
            Exhibit 4.2 to Registration Statement No. 333-100340 and incorporated herein by reference).

3 Officers' Certificate (without exhibits), dated March 8, 2002, establishing the terms of the Notes (filed as Exhibit 4.1 to the Current Report on Form 8-K, event date March 1, 2002).

4. Form of certificate for the Notes (filed as Exhibit 4.2 to the Current Report on Form 8-K, event date March 1, 2002).

                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    INTERNATIONAL LEASE FINANCE CORPORATION


                                    By: /s/ ALAN H. LUND
                                        -----------------------------------
                                          Alan H. Lund
                                          Vice Chairman and
                                          Chief Executive Officer


Dated:  March 6, 2003